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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 33-25140) pertaining to the PNC Bank Corp. Incentive Savings Plan and in the related Prospectus of our report dated June 7, 1994 with respect to the financial statements and schedules of the PNC Bank Corp. Incentive Savings Plan included in this Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 1993.

                                             /s/ ERNST & YOUNG


Pittsburgh, Pennsylvania
June 28, 1994



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